As filed with the Securities and Exchange Commission on May 13, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1117717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania	15106
(Address of Principal Executive Offices)	(Zip Code)

AMPCO-PITTSBURGH CORPORATION

2016 OMNIBUS INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF MAY 13, 2021)

(Full title of the plan)

Rose Hoover

President and Chief Administrative Officer

Ampco-Pittsburgh Corporation

726 Bell Avenue, Suite 301

Carnegie, PA 15106

(Name and address of agent for service)

(412) 456-4418

(Telephone number, including area code, of agent for service)

With a copy to:

Jeremiah G. Garvey

Seth Popick

Cozen O’Connor

One Oxford Centre

301 Grant Street, 41st Floor

Pittsburgh, PA 15219

(412) 620-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $1.00 per share	1,600,000	$7.39	$11,824,000	$1,290.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock, par value $1.00 per share (the “Common Stock”), of the Registrant as may be offered or issued under the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 7, 2021.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Ampco-Pittsburgh Corporation (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,600,000 additional shares of Common Stock, par value $1.00 per share (“Common Stock”) under the Company’s 2016 Omnibus Incentive Plan, as amended and restated. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on May 9, 2016, (File No. 333-211242). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified in the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2020 (File No. 001-00898), filed with the Commission on March 26, 2021;

(b)

all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s Common Stock filed as an exhibit to the Registrant’s Annual Report referred to in (a) above pursuant to Item 601(b)(4)(vi), including all amendments and reports updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Articles of Incorporation, effective as of August 11, 2017, incorporated by reference to Quarterly Report on Form 10-Q filed on November 9, 2017.

4.2	Amended and Restated By-laws, effective as of December 17, 2015, incorporated by reference to Current Report on Form 8-K filed on December 23, 2015.

4.3	Amendment of Amended and Restated Articles of Incorporation, effective as of May 9, 2019, incorporated by reference to Quarterly Report on Form 10-Q filed on May 10, 2019.

4.4	Form of Common Stock Certificate, incorporated by reference to Registration Statement on Form S-3 filed on January 19, 2018.

5.1*	Opinion of Cozen O’Connor

23.1*	Consent of Cozen O’Connor (included in the Opinion filed as Exhibit 5.1).

23.2*	Consent of BDO USA, LLP.

23.3*	Consent of Deloitte & Touche LLP

99.1*	Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan, as amended and restated

99.2	Form of Notice of Grant of Restricted Stock Unit Award (Time-Vesting), incorporated by reference to Annual Report on Form 10-K filed on March 16, 2017.

99.3	Form of Notice of Grant of Restricted Stock Unit Award (Performance-Vesting), incorporated by reference to Annual Report on Form 10-K filed on March 16, 2017.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Carnegie, Commonwealth of Pennsylvania, on this 13th day of May, 2021.

Ampco-Pittsburgh Corporation

By:	/s/ J. Brett McBrayer
Name: J. Brett McBrayer
Title: Chief Executive Officer

We, the undersigned directors and officers of Ampco-Pittsburgh Corporation, do hereby constitute and appoint J. Brett McBrayer, Michael G. McAuley, and Rose Hooverour true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE	TITLE	DATE

/s/ J. Brett McBrayer J. Brett McBrayer	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2021

/s/ Michael G. McAuley Michael G. McAuley	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 13, 2021

/s/ James J. Abel James J. Abel	Director	May 13, 2021

/s/ Terry L. Dunlap Terry L. Dunlap	Director	May 13, 2021

/s/ Elizabeth A. Fessenden Elizabeth A. Fessenden	Director	May 13, 2021

/s/ Michael I. German Michael I. German	Director	May 13, 2021

/s/ William K. Lieberman William K. Lieberman	Director	May 13, 2021

/s/ Stephen E. Paul Stephen E. Paul	Director	May 13, 2021

/s/ Carl H. Pforzheimer, III	Director	May 13, 2021
Carl H. Pforzheimer, III